                                                                  EXHIBIT 10.62

                        ALLIANCE CAPITAL MANAGEMENT L.P.

                   Discretionary Investment Advisory Agreement

                                      With

                     Platinum Underwriters Reinsurance, Inc.

                             Dated November 4, 2002
                                (Effective Date)

                  Alliance Capital Management L.P. (the "Adviser") and the undersigned hereby agree as of the above date that the Adviser shall act as discretionary investment manager with respect to certain assets of Platinum Underwriters Reinsurance, Inc. (the "Client") described below (the "Investment Account") on the following terms and conditions:

         1.       The Investment Account

                  The Investment Account established for the Client refers to the Trust Account defined in and subject to a certain Trust Agreement, by and among the Client, Mountain Ridge Insurance Company ("Mountain Ridge") and State Street Bank and Trust Company, dated as of November 1, 2002, as amended, modified or supplemented from time to time (the "Trust Agreement") and established as a condition of the Retrocession Agreements (as defined in the Trust Agreement). The Investment Account shall initially consist of cash, cash equivalent, stocks, bonds and other securities placed in the Investment Account by the Client or which shall become part of the Investment Account as a result of transactions.

                  All cash, securities and other assets in the Investment Account shall be held by such other party as the Client shall designate as trustee or custodian for such account (each, a "Custodian"). The Adviser shall not be responsible for any custodial arrangements involving the assets of the Investment Account or for the payment of any custodial charges and fees, nor shall the Adviser have possession or custody of any such assets. All payments, distributions and other transactions in cash, securities or other assets in respect of the Investment Account shall be made directly to or from the Custodian for such Investment Account, and the Adviser shall have no responsibility or liability with respect to transmittal or safekeeping of such cash, securities or other assets of an Investment Account, or the acts or omissions of any Custodian or others with respect thereto. The Client may make additions to or withdrawals from the Investment Account established for it, provided the Adviser receives at least three (3) business days' prior written notice of withdrawals. Should the Client fail to provide the Adviser with timely written notice of any additions to or withdrawals from its Investment Account, the Adviser shall not be liable for any resulting investment or other loss, if any, which shall be incurred by or charged to the applicable Investment Account, as the case may be. The Client agrees to provide or instruct the

Custodian for its Investment Account to provide to the Adviser such information as the Adviser may reasonably request as being necessary or appropriate to the performance of the Adviser's responsibilities to the Client under this Agreement.

         2.       Services of Adviser

                  By execution of this Agreement, the Adviser accepts its appointment as investment manager for the Investment Account with full discretion and agrees to supervise and direct the investments of the Investment Account in accordance with the written investment objectives, policies and restrictions of the Client previously furnished to the Adviser as the same may be amended by the Client from time to time. In the performance of its services, the Adviser will not be liable for any error in judgment or any acts or omissions to act except those resulting from the Adviser's negligence, willful misconduct, malfeasance or material breach of this Agreement. Nothing herein shall in any way constitute a waiver or limitation of any right of any person under the Federal securities laws or any state securities laws.

                  The Adviser will make available to the Client a daily report on the positions of each of the investments in the Investment Account and a monthly written report of the inventory of investments in the Investment Account established for the Client. It is agreed that the Adviser, in the maintenance of its records, does not assume responsibility for the accuracy of information furnished by any Client or any other person.

         3.       Funding Policy

                  The Client shall from time to time inform the Adviser in writing of the funding policy applicable to it and of its cash disbursement requirements. The Adviser shall make its investment decisions for an Investment Account in accordance with such funding policy and requirements.

         4.       Investment Objectives, Policies and Restrictions

                  It will be the responsibility of the Client to notify the Adviser in writing of any modifications to Schedule A. The Client is also required to notify the Adviser in writing of specific restrictions governing its Investment Account under the current or future laws of any jurisdiction or by virtue of the terms of any other contract or instrument purporting to bind the Client or the Adviser.

         5.       Delivery of Client Documentation

                  No later than the date of this Agreement, the Client will provide the Adviser with copies of all documents relevant to the Adviser's management of the Investment Account established for the Client, (i.e. trust agreement, pension plan documents, by-laws, etc.), including the Client's written statement of investment objectives, policies and restrictions referred to above. The Client further agrees to promptly deliver to the Adviser true and complete copies of
                                       2
all amendments or supplements to such documents. The Client will indemnify and hold harmless the Adviser against any and all losses, costs, claims and liabilities which it may suffer or incur arising out of any failure by the Client to provide to the Adviser the documents required to be furnished in accordance with the above provisions.

         6.       Discretionary Authority

                  The Adviser, whenever it deems appropriate may (i) buy, sell, exchange, convert, liquidate or otherwise trade in any stock, bonds and other securities (including money market instruments) and contracts relating to the same, and (ii) subject to its duty to seek best execution, place orders for the execution of such transactions with or through such brokers, dealers or issuers as the Adviser in its absolute discretion may select.

                  It is understood that, to the extent permitted by Schedule A, the Adviser or Alliance Capital Global Derivatives Corporation, an affiliate of the Adviser, may also effect transactions for the Investment Account of the Client in options and futures and other commodity contracts. In such event, the Client will execute any additional documentation which the Adviser deems necessary to enable it or its affiliate to engage in such transactions on behalf of its Investment Account. The Client represents and warrants that it is familiar with the requirements of the Commodity Exchange Act and the National Futures Association pertaining to commodity pool operators and has determined that it is in compliance with such requirements, to the extent applicable.

         7.       Brokerage Transactions

                  Fixed-income securities transactions for the Investment Account will generally be effected in dealer markets where the Adviser will act as agent for the Client in the purchase or sale of fixed-income securities at a net price that includes a mark-up from the dealer. The Adviser will issue instructions to such issuers, brokers and dealers for the placement of orders for the Investment Account and instruct such dealers to forward to the Client copies of all confirmations promptly after the execution of transactions for the Client's Investment Account.

         8.       Aggregation of Transactions

                  The Client authorizes the Adviser in its discretion to aggregate purchases and sales of securities for its Investment Account with purchases and sales of securities of the same issuer for other clients of the Adviser occurring on the same day. When transactions are so aggregated, the actual prices applicable to the aggregated transactions will be averaged, and the Investment Account and the accounts of other participating clients of the Adviser will be deemed to have purchased or sold their proportionate share of the securities involved at the average price so obtained.

         9.       Transaction Procedures

                  All transactions will be settled by payment to, or delivery by, the applicable Custodian of all cash, securities or other assets due to or from the Investment Account. The

Adviser may issue such instructions to a Custodian as may be appropriate in connection with the settlement of transactions initiated by the Adviser. Instructions of the Adviser to a Custodian shall be transmitted in writing or, at the option of the Adviser, orally and confirmed in writing as soon as practical thereafter. The Adviser will take reasonable measures to insure that broker-dealers and issuers selected by the Adviser perform their obligations with respect to the Investment Account.

         10.      Fees

                  The compensation of the Adviser for its services under this Agreement shall be calculated and paid by the Client in respect of the Investment Account established for it, in accordance with the Fee Schedule attached hereto as Exhibit A, as the same may be amended from time to time by mutual agreement between the Client and the Adviser. It is understood that, in the event that such fees are to be billed to and paid by the Custodian for the Investment Account, the Client will provide written authorization to the Custodian to pay the fees of the Adviser directly from the Investment Account. The Client shall be responsible solely for the fee due to the Adviser in respect of the Investment Account established for such Client.

         11.      Confidential Relationship

                  All information provided by the Client or a Custodian to the Adviser shall be held as confidential by the Adviser; provided, however, as is necessary to carry out the purposes of this Agreement or as may be required by law, the Adviser shall be permitted to disclose or communicate to a proper party any information received from the Client or a Custodian or developed by the Adviser under the terms of this Agreement. All recommendations, advice and other work product of the Adviser developed under the terms of this Agreement and disclosed to the Client or a Custodian shall be held as confidential, except as required by law. Notwithstanding the foregoing, Client hereby authorizes the Adviser to disclose through whatever means it deems appropriate (CHECK THE APPROPRIATE BOXES BELOW):

         (a) Yes[X] No[ ]          that the Client is an investment management
                                   client of the Adviser;

         (b) Yes[X] No[ ]          the type of assets that the Adviser is
                                   managing for the Client from time to time
                                   (e.g., fixed-income assets); and/or

         (c) Yes[X] No[ ]          solely in the limited context of the
                                   Adviser's responses to Request for Proposals
                                   ("RFPs"), the Adviser is also authorized by the Client to disclose in such RFPs, the value of the assets managed for the Client by the Adviser from time to time.

If the Client does not check either "yes" or "no" to any of the requested disclosure authorizations indicated in (a) through (c) above, the Client shall be deemed to have no objection to the Adviser disclosing the indicated information. The Client may revoke these authorizations in respect of itself, at any time by written notice to the Adviser.

         12.      Services to Other Clients

                  It is understood that the Adviser performs investment advisory services for various clients including investment companies. The Client agrees that the Adviser may give advice and take action with respect to any of its other clients which may differ from advice given, or the timing or nature of action taken, with respect to the Investment Account established for it, so long as it is the Adviser's policy, to the extent practical, to allocate investment opportunities to the Investment Account over a period of time on a fair and equitable basis relative to other clients.

                  Nothing in this Agreement shall limit or restrict the Adviser or any of its directors, officers, affiliates or employees from buying, selling or trading in any securities or other assets for its or their own account or accounts, and the Client acknowledges that the Adviser, its directors, officers, affiliates and employees, and other clients of the Adviser, may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired, held or disposed of for the Investment Account.

                  The Adviser will not have the obligation to initiate the purchase or sale, or to recommend for purchase or sale, for the Investment Account any security or other asset which the Adviser, its directors, officers, affiliates or employees may purchase, hold or sell for its or their own accounts or for the accounts of any other clients of the Adviser.

         13.      Non-Public Information

                  The Adviser will have no obligation to purchase or sell for the Investment Account the securities of any issuer on the basis of any material non-public information as may come into its possession.

         14.      Representations by the Client

                  The Client represents and warrants that the appointment of the Adviser as discretionary investment adviser entitled to give entitlement orders or other instructions and communications to the Custodian is authorized by the governing documents (including, but not limited to the Retrocession Agreements, the Trust Agreement and all documents related thereto) relating to the Investment Account and that the terms of this Agreement do not violate any provisions thereof or any obligation by which it is bound, whether arising by contract, operation of law or otherwise. The Client represents and warrants that
(i) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms; and
(ii) it will deliver to the Adviser such evidence of such authority as the Adviser may reasonably require, whether by way of a certified resolution or otherwise.

         15.      Representations by Adviser

                  The Adviser represents that (i) it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and (ii) that it has all other regulatory authority and capacity to enter into this Agreement and perform its duties hereunder.


         16.      Indemnification

                  The Adviser agrees to indemnify and hold the Client harmless from any and all expenses, damages, costs and fees, including reasonable attorney's fees, which may be incurred by reason of the Adviser's negligence, willful misconduct, malfeasance, material breach of this Agreement or violation of applicable law.

         17.      Valuation

                  In computing the market value of any security held in the Investment Account, the Adviser shall value such security through independent, recognized pricing services utilized by the Adviser for pricing securities held in its advisory accounts generally. Any other security or asset shall be valued in a manner determined in good faith by the Adviser to reflect its fair market value.

         18.      Receipt of Disclosure Statement

                  The Client acknowledges receipt of Part II of the Adviser's current Form ADV in compliance with Rule 204-3(b) under the Advisers Act more than forty-eight (48) hours prior to the date of execution of this Agreement.

         19.      Notices

                  Unless otherwise specified herein, all notices, instructions and advice with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when received by the Client and the Adviser, as applicable, at their addresses appearing below. In respect of the Investment Account, the Adviser may rely upon any notice (written or oral) from any person whom the Adviser reasonably believes to be an authorized representative of the Client.

         20.      Specimen Signatures

                  The Adviser will forward from time to time to the Client and the Custodian for the Investment Account, a list of names and specimen signatures of persons authorized to act on behalf of the Adviser. The Client will forward to the Adviser a list of names and specimen signatures of persons authorized to act on behalf of the Client and shall cause the Custodian of its Investment Account to forward a like list and specimen signatures to the Adviser.

         21.      Invalid Provisions

                  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or its severance from this Agreement.

         22.      Termination; Assignment; Amendment

                  This Agreement may be terminated at any time by the Client in respect of its Investment Account by giving to the Adviser at least thirty (30) days' prior written notice of such termination. This Agreement may be terminated at any time by the Adviser in respect of the Investment Account by giving to the Client at least thirty (30) days' prior written notice of such termination. Fees paid in advance of the effectiveness of the termination will be prorated to the date of termination specified in the notice of termination, and any unearned portion thereof will be refunded to the Client. No assignment, as that term is defined in the Advisers Act, shall be made by the Adviser without the written consent of the Client. No assignment shall be deemed to result from changes in the directors, officers or employees of the Adviser except as may be provided in the Advisers Act. The Adviser agrees that it will notify the Client of any change in the membership of the general partners of the Adviser within a reasonable time after such change. This Agreement may be amended or modified at any time by mutual agreement of the Client and the Adviser in writing.

         23.      Counterparts

                  This Agreement may be executed in two or more counterparts, each one of which shall be deemed to be an original.

         24.      Governing Law

                  To the extent Federal law does not apply, this Agreement shall be construed in accordance with and governed by the laws of the State of New York.

         25.      Entire Agreement

                  This Agreement constitutes the entire agreement of the parties with respect to management of the Investment Account.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives as of the date first above written.
                                    PLATINUM UNDER WRITERS REINSURANCE,INC

                                    BY:     /s/ Michael D. Price
                                            -------------------------------
                                            Name:  MICHAEL D. PRICE
                                            Title: PRESIDENT

                                    ADDRESS:      195 Broadway
                                                  28th Floor
                                                  New York, NY 10007
                                                  Attention: General Counsel

                                    ALLIANCE CAPITAL MANAGEMENT L.P.

                                    BY:     Alliance Capita] Management
                                            Corporation, its General Partner

                                    BY:     /s/ Louis T. Mangan
                                            --------------------------------
                                            Louis T. Mangan
                                            Assistant Secretary

                                    ADDRESS:    1345 Avenue of the Americas
                                                New York, New York 10105
                                                Attn: Holly Spencer
                                        cc:     Managing Director, Institutional
                                                Asset Management

                            New Account Documentation
                                       for

                     Platinum Underwriters Reinsurance, Inc.

The Adviser will require the documents identified below to establish its investment management relationship with Platinum Underwriters Reinsurance, Inc.

1.       Fully executed advisory agreement (with fee schedule attached).

2. Accurate list of securities to be transferred to new account unless initially consisting of cash or cash equivalents.

3. Written statement of investment objectives, guidelines and restrictions, if any.

4.       Form W-9/W-8, as applicable.

5.       List of Authorized Signatories.

6. Certified resolution of the Board of Directors or appropriate Committee authorizing appointment of the Adviser as investment adviser.

                                    EXHIBIT A

                        ALLIANCE CAPITAL MANAGEMENT L.P.

                  FIXED INCOME INSURANCE ASSET MANAGEMENT FEES
                                  PREPARED FOR

                     Platinum Underwriters Reinsurance, Inc.

FOR MINIMUM FIXED INCOME ACCOUNT SIZE OF $1 BILLION

Fee                             Assets
---                             ------
0.19%          on the first    $100 million
0.14%          on the next     $150 million
0.11%          on the next     $250 million
0.10%          on the balance

FOR FIXED INCOME ASSETS LESS THAN $1 BILLION

Fee                             Assets
---                             ------
0.20%       on the first      $100 million
0.15%       on the next       $150 million
0.12%       on the next       $250 million
0.10%       on the balance

                                   SCHEDULE A

                              INVESTMENT GUIDELINES

                              INVESTMENT GUIDELINES
                     PLATINUM UNDERWRITERS REINSURANCE. INC.

  INVESTMENT OBJECTIVE:

  The Fund's assets are managed to provide a high degree of investment income subject to risk, guidelines, appropriate liquidity considerations, and tax efficiency. Other objectives include to maintain or enhance the Platinum Group's [Financial/Credit] rating and to generate a superior long-term total rate of return versus a benchmark.

  The Fund's assets will be managed in accordance with the investment provisions of Title 5 Subtitle 6 of the Maryland Insurance Article, a summary of which is attached as Exhibit

 1. PORTFOLIO DURATION:

  The targeted duration of the portfolio will be that of the liability stream, which Platinum will provide as needed. If no liability stream is available, a duration target of 3.5 years will apply. The portfolio could deviate as much as +/- one year away from this target. There is no limitation placed on the duration of individual securities.

  PORTFOLIO CREDIT QUALITY:

  The average quality of the managed fund should be no less than A/A2.

  ADDITIONAL SECURITY PARAMETERS:

  For Investments permitted under the Maryland Insurance code

                                             SECURITY:                                  RATING:        DIVERSIFICATION LIMITS
------------------------------------------------------------------------------------------------------------------------------------
i.   GOVERNMENT                Government securities issued by United States                             100% per issuer
                                                                                                         100% of portfolio
------------------------------------------------------------------------------------------------------------------------------------
ii. MONEY MARKETS              Repurchase and reverse repurchase agreements         A/P1 or better       3% per issuer
                                                                                                        100% of portfolio
                               -----------------------------------------------------------------------------------------------------
                               Negotiable Certificates of Deposit and Time          A-/A3 or better      3% per issuer
                               Deposits, and Demand Notes                                               100% of portfolio
                               -----------------------------------------------------------------------------------------------------
                               Commercial paper, including finance company paper    A1/P1 or better      3% per issuer
                               and asset-backed commercial paper                                        100% of portfolio
------------------------------------------------------------------------------------------------------------------------------------
iii MORTGAGE BACKED            Agency (FNMA, FHLMC or GNMA) mortgage backed         A/A2 or better       10% per issuer
SECURITIES AND ASSET-BACKED    securities (pass-throughs and CMOs)                                       30% of portfolio
SECURITIES
                               -----------------------------------------------------------------------------------------------------
                               Asset-backed securities (an asset-backed security    A/A2 or better       5% per issuer
                               issued by a discreet master trust will be thought                         20% of portfolio
                               as an individual issuer) - Public and 144a
                               asset-backed securities
                               -----------------------------------------------------------------------------------------------------
                               Publicly issued private label pass-throughs and      A/A2 or better       5% per issuer
                               CMOs (excluding I/Os and P/Os)                                           30% of portfolio
------------------------------------------------------------------------------------------------------------------------------------


iv. COMMERCIAL MORTGAGE        Commercial mortgage backed securities (including     A/A2 or better       3% per issuer
    BACKED SECURITIES          REITS)                                                                   10% of portfolio
------------------------------------------------------------------------------------------------------------------------------------
v.  MUNICIPAL BONDS            Municipal securities, including "general             A-/A3 or better      3% per issuer
                               obligation" and "revenue" bonds (see "Other                             100% of portfolio
                               Qualifications" below)
                                                                                    ------------------------------------------------
                                                                                    Greater than         3% per issuer
                                                                                    BBB-/Baa3,less      10% of portfolio
                                                                                    than A-/A3
------------------------------------------------------------------------------------------------------------------------------------
vi. CORPORATE SECURITIES       Notes, debentures, medium term notes or secured      A-/A3 or better      3% per issuer
                               securities                                                              100% of portfolio
                                                                                    ------------------------------------------------
                                                                                    less than A-/A3      3% per issuer
                                                                                    greater than        20% of portfolio
                                                                                    BBB-/Baa3
------------------------------------------------------------------------------------------------------------------------------------
vii. PREFERRED STOCKS          Preferred Stocks including Perpetual, Sinking Fund,  BBB-/Baa3 or         2.5% per issuer
                               Adjustable Rate and Fixed Rate                       better               10% of portfolio
------------------------------------------------------------------------------------------------------------------------------------
viii. SOVEREIGN AND            Sovereign securities                                 AA-/Aa3 or better    3% per issuer
SUPRANATIONAL SECURITIES                                                                                10% of portfolio
                                                                                    ------------------------------------------------
                                                                                    less than AA-/Aa3    3% per issuer
                                                                                    greater than         5% of portfolio
                                                                                    BBB-/Baa3
                               -----------------------------------------------------------------------------------------------------
                               Supranational securities                             AA-/Aa3 or better    3% per issuer
                                                                                                         5% of portfolio
------------------------------------------------------------------------------------------------------------------------------------

  CERTAIN QUANTITATIVE LIMITATIONS

- The per issuer limitations are a function of the market value of the combined accounts (US).

-        Sovereign securities will not exceed 10% of admitted assets.

- The maximum percentage for all securities rated below A-/A3 is 20% of the portfolio.

 OTHER QUALIFICATIONS

-        Futures and options are permitted, provided the instrument is used as a hedge, with specific prior approval from Platinum.

             -    Swaps

             -    Futures

             -    Exchange traded options

             -    Over-the-counter options

-        Structured securities or securities with embedded options are permitted. Leverage is not permitted.

-        In the case of a split rating, the lower of the ratings
                  available shall apply.

- Should a security be downgraded below investment grade (Le. below BBB-/Baa3) the manager must notify and consult with Platinum as soon as reasonably practicable, regarding the optimal timing of the disposal.

- For securities with variable principal repayment, the estimated duration should be used with respect to the duration restrictions.

- All holdings must be denominated in the base currency of the relevant portfolio.

- General obligation bonds are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue or special tax bonds are payable only from the revenues derived from a particular facility or class of facilities but not from general tax revenues. Excluded will be revenue bonds where the revenues are derived solely from special or other excise taxes. Municipal bonds will be utilized when there is an after-tax benefit to the portfolio.

                                                                       EXHIBIT 1

                              INVESTMENT GUIDELINES
                     PLATINUM UNDERWRITERS REINSURANCE, INC.

         The memorandum was prepared by Dewey Ballantine, LLP, counsel to Platinum Underwriters Reinsurance, Inc., and provides a broad overview of the investment limitations applicable to Maryland domiciled insurers and, as such, particular investments may need to be reviewed against the requirement of the code.

         1.       AUTHORIZATION OF INVESTMENTS

         The Board of Directors or a committee authorized by the Board of Directors to supervise or make investments will approve the Investment Guidelines and ratify all investments made pursuant to such Investment Guidelines.

        2.       MINIMUM CAPITAL INVESTMENTS

        Before investing in other types of securities, the company will invest its funds in an amount equal in value to the minimum capital and surplus requirements. The permissible investments for such funds are limited to those set forth in Section 5-607(b) of the Code and include (i) bonds or other debt of the United States or an agency of the United States (if the obligation is guaranteed by the United States); (ii) bonds or other debt that is the direct obligation of Maryland or of a county, district or municipal corporation of Maryland; (iii) bonds or other debt of another state; (iv) mortgage loans or deeds of trust as specified in Section 5-608(j) and (k) of the Code on property located in Maryland and (v) ground rents as specified in Section 5-608(m) of the Code. At least 60% of the total amount of the required minimum investments must consist of the types listed in (i) and (ii) above.

         3.       RESERVE INVESTMENTS

         After satisfying the minimum investment requirements, the company will invest in cash or the classes of reserve investments set forth in Section 5-608 of the Code to bring its investments up to an amount not less than 50% of the aggregate amount of its unearned premium and loss reserves. These investments are referred to as reserve investments. Except for real property acquired under
Section 5-608(n) of the Code, a security or investment is not eligible as a reserve investment unless (i) the security or investment is interest-bearing, interest-accruing or divided or income-paying; (ii) the insurer is entitled to the interest or income on the security or investment.

         The reserve investments of an insurer may include the following classes of assets set forth in Section 5-608(d), (e), (f), (g), (h), (i), (j), (k),
(l), (m), (n), (q), (r) and (s) of the Code:

                  Obligations of Certain Banks. Obligations issued or guaranteed by the African Development Bank, Asian Development Bank, International Bank for Reconstruction and Development or International Finance Corporation, however, an insurer may not invest more than 5% of its total admitted assets in such obligations.

                  Government Securities. Bonds or other debt that are not in default, are valid and legally authorized obligations, issued, assumed or guaranteed by the United States, a state, or other specified municipalities, which are payable from taxes levied on all taxable property or all taxable income within the jurisdiction of the governmental unit or other special revenues pledged or appropriated by law provided for the purpose of the payment obligations and are not payable solely out of special assessments on properties benefited by local improvements.

                  Secured Fixed Interest Securities. Obligations that are not in default, that are issued, assumed or guaranteed by a solvent institution created or existing under the laws of the United States or a state and that (i) are secured by adequate collateral security (as defined in Section 5-608(e)(2)(iv)(3)) and bear fixed interest and during each of any 3, including either of the last 2, of the 5 fiscal years immediately preceding the date of acquisition by the insurer, the net earnings available for fixed charges of the issuing, assuming or guaranteeing institution must have been not less than 1.25 times the total of the institution's fixed charges for the year or (ii) at the date of acquisition by the insurer, are adequately secured and have investment qualities and characteristics in which speculative elements are not predominant.

                  Unsecured Fixed Interest Securities. Obligations that are not in default, that are issued, assumed or guaranteed by a solvent institution created or existing under the laws of the United States or a state and that are unsecured obligations that bear fixed interest for which the net earnings available for fixed charges of the issuing, assuming or guaranteeing institution (i) for a period of 5 fiscal years immediately preceding the date of acquisition by the insurer, averaged each year not less than 1.5 times the

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institution's average annual fixed charges applicable to the period and (ii)
during the last year of the 5-year period, must have been not less than 1.5 times the institution's fixed charges for the year.

                  Contingent Interest Obligations. Obligations that are not in default, that are issued, assumed or guaranteed by a solvent institution created or existing under the laws of the United States or a state and that are adjustment, income or other contingent interest obligations for which the net earnings available for fixed charges of the issuing, assuming or guaranteeing institution for a period of 5 fiscal years immediately preceding the date of acquisition by the insurer (i) averaged each year not less than 1.5 times the sum of the institution's average annual fixed charges plus the institution's average annual maximum contingent interest applicable to the period and (ii) during each of the last 2 years of the 5-year period, must have been not less than 1.5 times the sum of the institution's fixed charges plus maximum contingent interest for the year.

                  Preferred or Guaranteed Stock. Preferred or guaranteed stock of a solvent institution, created or existing under the laws of the United States or a state, if (i) all prior obligations, and prior preferred stock, if any, of the institution at the date of acquisition by the insurer are eligible investments under Section 5-608; (ii) for preferred stock (1) the net earnings of the institution available for fixed charges for a period of 5 fiscal years immediately preceding the acquisition by the insurer must have averaged each year not less than 1.5 times the sum of any average annual fixed charges, any average annual maximum contingent interest, and the average annual preferred dividend requirement applicable to the period; and (2) during either of the last 2 years of the 5-year period, the net earnings must have been not less than 1.5 times the sum of the institution's fixed charges, contingent interest, and preferred dividend requirement for the year; and (iii) for guaranteed stock, the assuming or guaranteeing institution meets the requirements of 5-608 (e)(2)(iii) (described above in the " Unsecured Fixed Interest Securities" paragraph) construed to include as a fixed charge the amounts of guaranteed dividends or the rental covering the guarantee of the dividends.

                  Secured Obligations Issued by Trustees or Receivers. Certificates, notes or other obligations, adequately secured, issued by trustees or receivers of an institution created or existing under the laws of the United States or a state, that, or the assets of which, are being administered under the direction of a court. (See Section 5-608(g)).

                  Equipment Trust Certificates. Equipment trust obligations or certificates that are adequately secured or other adequately secured obligations that evidence (1) an interest in transportation equipment located wholly or partly in the United States; and (2) a right to receive determined parts of rental, purchase, or other fixed obligatory payments for the use of the transportation equipment.

                  Bills of Exchange. Bank and bankers' acceptance and other bills of exchange of the kind and maturities made eligible by law for purchase in the open market by federal reserve banks.

                  Bonds Secured by Mortgage or Deed on US Property. Bonds or other debt secured by first mortgages or deeds of trust on unencumbered fee-simple or improved leasehold real property located in the United States and otherwise meeting the requirements of Section 5-608(j). Except as otherwise provided in Section 5-608, an insurer may not invest in or loan on the security of any one property more than the greater of $25,000 or 2% of its total admitted assets. The total investments of an insurer under this paragraph may not exceed 40% of its total admitted assets.

                  Purchase-Money Mortgages. Purchase-money mortgages or like securities received by an insurer on the sale or exchange of real property acquired under subsection 5-608(n).

                  Bonds Secured by Mortgages Guaranteed by the US. Bonds, notes or other debt secured by mortgages or deeds of trust that are guaranteed or insured by an instrumentality of the United States under the National Housing Act, Serviceman's Readjustment Act of 1944, or Bankhead-Jones Farm Tenant Act.

                  Stock or Debentures of Housing Authority. Stock or debentures or both of a housing authority organized under the housing law of Maryland, to the extent and on the conditions that the Commissioner authorizes, if all of the stock of the housing authority has been or will be issued to one or more insurers.

                 Investments in Savings and Loan Association. Shares or deposits in a savings and loan association or building and loan association to the extent that the investment or account is insured by the Federal Deposit Insurance Corporation.

                 Common Stock. Dividend-paying common stock of a corporation created or existing under the laws of the United States, Canada, a state, or a province of Canada. (See Section 5-608(s)).

         4.       QUANTITATIVE LIMITATIONS ON RESERVE INVESTMENTS

         To the extent necessary to satisfy the reserve investment requirements, the company will not have more than (i) 10% of its total admitted assets in preferred stock under Section 5-608(f); (ii) 10% of its total admitted assets in common stock under Section 5-608(s); or (iii) 5% of its total admitted assets in the stock of one corporation. (See Section 5-608(s)(2)).
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         5.       OTHER INVESTMENTS

          Once the minimum investment requirements of Section 5-607 of the Code are satisfied, the company may invest the remainder of its funds in any of the classes of investments eligible under Section 5-608 or which are not prohibited by the Code. In addition to investments specifically set forth as reserve investments, Section 5-608 includes the following permissible types of investments:

                  Canadian Securities. The company may invest in Canadian securities and investments that are substantially of the same kinds, classes, and investments grades as those eligible for investment under Sections 5-601 through 5-609 of the Code.

                  Investment of Foreign Authorized Insurers. If the company is authorized to do business in a foreign country or possession of the United States or that has outstanding insurance or reinsurance contracts on risks located in a foreign country or possession of the United States the company may invest in or otherwise acquire securities and investments in the foreign country or possession that are substantially of the kinds, classes and investment grades as those eligible for investment under Sections 5-601 through 5-609 of the Code. The aggregate amount of such investments and of the currency of the foreign country or possession held by the company may not exceed 1.5 times the greater of (i) the amount of the reserves of the insurer and other obligations under any outstanding insurance contracts or reinsurance contracts in that country or possession; and (ii) the amount that the company is required by law to invest in that country or possession.

                  Investments Not Otherwise Prohibited. The investments of the company may include any other investments not otherwise prohibited if (i) the aggregate amount of the investments does not exceed 4% of the amount of admitted assets of the insurer at the end of the previous year; (ii) the investment does not violate any limitations on allowed investments and (iii) the investments comply with the limitation established in Exhibit I, "Additional Limitations."

         6.       PROHIBITED INVESTMENTS

         In addition to other excluded investments, the following are prohibited investments: (1) obligations, stock, or other securities of insolvent corporations (unless specifically permitted); (2) a mortgage or deed of trust, or real property or an interest in real property other than as specified in Sections 5-608(j), (k), (l) and (m); (3) the capital stock of the company; (4) stocks, bonds or other securities issued by a corporation, other than an insurer, if a majority of the stock having voting powers of the issuing corporation is owned directly or indirectly by or for the benefit of one or more officers or directors of the insurer; or (5) an investment that the Commissioner finds is against public policy or designed to evade a prohibition on investment.

         The company may not directly or indirectly invest in stocks, bonds or other securities issued by a corporation, if a majority of the outstanding stock of the corporation, or a majority of the stock having voting powers of the corporation, is or will be after the acquisition directly or indirectly owned: (i) by the company or by or through one or more of the company's officer's or director's holding the stock for the benefit of the insurer or its stockholders; (ii) by a parent corporation or subsidiary of the company, the parent corporation or subsidiary of the parent corporation; or (iii) by any combination of the company, its parent corporation, its subsidiaries or its stockholders.

         7.       OTHER LIMITATIONS

         Securities of One Issuer. Except as otherwise specifically provided, the company may not have more than 10% of its total admitted assets in the securities of one person other than (i) governmental obligations eligible for minimum capital investments or (ii) investments in the stock of other insurers.

         Foreign Investments. The company may invest in stocks, shares, bonds or obligations of a person or governmental or business unit of or in a foreign country or subdivision thereof, if the foreign investments conform substantially with the limitations imposed by domestic investments. However, the aggregate amount of foreign investments held under 5-605(c)(l) and under 5-608(o) and (p) may not exceed the greater of (i) 10% of the company's total admitted assets; (ii) 1.5 times the amount of the company's reserves and other obligations under the insurance or reinsurance contracts in that country and
(iii) the amount necessary to transact business in the foreign country, directly or through a subsidiary corporation.

         Subsidiaries. Generally, the company may not invest in a subsidiary an amount which exceeds the lesser of 10% of the company's assets and 50% of the domestic insurer's surplus as regards policy holders. In addition, after the investment the company must have remaining surplus as regards policyholders that bears a reasonable relation to the company's outstanding liabilities and is adequate to meet the company's financial needs.

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         High Yield and High Risk Obligations. Without the prior approval of the
Commissioner, the company may not acquire a high yield / high risk obligation if, after such acquisition, the aggregate cost of the acquisition plus the admitted value of all other high yield / high risk obligations then held by the company would exceed 20% of the company's admitted assets.